                           OFFER TO PURCHASE FOR CASH
      UP TO 2,996,371 OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                              THE KOREA FUND, INC.
                      AT 98% OF NET ASSET VALUE PER SHARE
                                       BY

                              THE KOREA FUND, INC.

 THE OFFER TO PURCHASE WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON FEBRUARY
                    16, 2006, UNLESS THE OFFER IS EXTENDED.

THIS OFFER IS SUBJECT TO IMPORTANT TERMS AND CONDITIONS, INCLUDING THE CONDITIONS LISTED IN THE OFFER TO PURCHASE DATED JANUARY 19, 2006 AND IN THE LETTER OF TRANSMITTAL DATED JANUARY 19, 2006.

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated January 19, 2006 (the "Offer to Purchase"), of The Korea Fund, Inc., a non-diversified, closed-end management investment company incorporated under the laws of the state of Maryland (the "Fund"), and a related Letter of Transmittal (which, together, constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 2,996,371 (approximately 10%) of its issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"). As of January 17, 2006, 29,963,705 Shares were outstanding. The offer is to purchase Shares in exchange for cash at a price equal to 98% of the net asset value ("NAV") per Share determined as of the close of the regular trading session of the New York Stock Exchange (the "NYSE"), the principal market in which the Shares are traded, on the business day after the day the offer expires (the "Purchase Pricing Date"). The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. The Offer will expire at 12:00 midnight, Eastern time, on February 16, 2006, unless extended (the "Expiration Date").

     The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

     Your attention is called to the following:

          (1) The purchase price to be paid for the Shares is cash at a price equal to 98% of the NAV per Share determined as of the close of the regular trading session of the NYSE on the Purchase Pricing Date.

          (2) The Offer is not conditioned upon any minimum number of Shares being tendered.

          (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 12:00 midnight, Eastern time, on the Expiration Date.

          (4) No fees or commission will be payable to the Fund in connection with the Offer. As mandated in Instruction 7, "Stock Transfer Taxes," of the Letter of Transmittal, the Fund will pay all stock transfer taxes, if any, with respect to the transfer and sale of Shares to it pursuant to the Offer and deduct a corresponding amount from the purchase price paid to the participating shareholder tendering such Shares. However, a broker, dealer or other person may charge a fee for processing the transactions on behalf of shareholders.

          (5) Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

     An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

     NEITHER THE FUND NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated January 19, 2006, relating to The Korea Fund, Inc. (the "Fund"), to purchase up to 2,996,371 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares").

     This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:
                                ________ SHARES
                     ENTER NUMBER OF SHARES TO BE TENDERED.

                                    ODD LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of not more than 99 Shares. The undersigned:

[ ] Is the beneficial or record owner of an aggregate of not more than 99
    Shares, all of which are being tendered; and, hereby represents that the above indicated information is true and correct as to the undersigned.

                                   SIGN HERE

Account Number:                                  Signature:
----------------------------------------         ----------------------------------------
Dated:
  --------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     NAME(S) AND ADDRESS(ES) (PLEASE PRINT)

--------------------------------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------
               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

  NAME

     If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

     Sole Proprietor -- You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

     Limited Liability Company (LLC) -- If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations sec. 301.7701-3, enter the owner's name. Enter the LLC's name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

     Other Entities -- Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

  TAXPAYER IDENTIFICATION NUMBER (TIN)

     You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see HOW TO GET A TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations sec. 301.7701-3, and are owned by an individual, enter the owner's Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's employer identification number. See the chart below for further clarification of name and TIN combinations.

     Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e. 00-0000000.

     The table below will help determine the number to give the requester.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

-------------------------------------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                                          GIVE NAME AND SSN OF:
-------------------------------------------------------------------------------------------------------------------------------
l.   Individual                                                    The individual
2.   Two or more individuals (joint account)                       The actual owner of the account or, if combined funds, the first individual on the account(l)
3.   Custodian account of a minor (Uniform Gift to Minors Act)     The minor(2)
4.   a. The usual revocable savings trust (grantor is also         The grantor-trustee(1)
        trustee)
     b. The so-called trust account that is not a legal or valid   The actual owner(l)
     trust under state law
5.   Sole proprietorship                                           The owner(3)
6.   A valid trust, estate or pension trust                        Legal entity(4)
7.   Corporation                                                   The corporation
8.   Association, club, religious, charitable, education or other  The organization tax-exempt organization
9.   Partnership                                                   The partnership
10.  A broker or registered nominee                                The broker or nominee
11.  Account with the Department of Agriculture in the name of a   The public entity
     public entity (such as a state or local government, school district, or prison) that receives agricultural program
     payments
-------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                                       (ii)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

HOW TO GET A TIN

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get FORM SS-5, APPLICATION FOR A SOCIAL SECURITY NUMBER CARD, from your local Social Security Administration office. Get FORM W-7 to apply for an individual taxpayer identification number or FORM SS-4, APPLICATION FOR EMPLOYER IDENTIFICATION NUMBER, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester before you are subject to backup withholding. Other payments are subject to backup withholding without regard to the 60-day rule, until you provide your taxpayer identification number.

Note: Writing "Applied For" means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

EXEMPTION FROM BACKUP WITHHOLDING

  PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are NOT exempt from backup withholding.

For interest and dividends, the following payees are exempt from backup withholding:

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA) or a custodial account under section 403 (b) (7) of the Code if the account satisfies the requirements of section 401 (f) (2) of the Code.

  - The United States or any of its agencies or instrumentalities.

  - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  - A foreign government or any of its political subdivisions, agencies or instrumentalities.

  - An international organization or any of its agencies or instrumentalities.

  - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  - A real estate investment trust.

  - A common trust fund operated by a bank under section 584(a) of the Code.

  - An entity registered at all times during the tax year under the Investment Company Act of 1940.

  - A foreign central bank of issue.

  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

  - A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

  PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Dividends and patronage dividends that are generally exempt from backup withholding include:

  - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

  - Payments to partnerships not engaged in a trade of business in the United States and that have at least one nonresident alien partner.

  - Payments of patronage dividends not paid in money.

  - Payments made by certain foreign organizations.

  - Payments made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

  - Payment of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup with-holding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.

  - Payment of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

  - Payment described in section 6049(b) (5) of the Code to nonresident aliens.

  - Payments on tax-free covenant bonds under section 1451 of the Code.

  - Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041 A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, YOU MUST STILL COMPLETE AND FILE SUBSTITUTE FORM W-9. ENTER YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER IN PART I, WRITE "EXEMPT" IN PART II, AND SIGN AND DATE THE FORM AND RETURN IT TO THE REQUESTER.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed FORM W-8, CERTIFICATE OF FOREIGN STATUS.

PRIVACY ACT NOTICE -- Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28.0% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
                                REVENUE SERVICE

                                      (iii)